Exhibit 21




            Name                                             Jurisdiction

       SSP Company, Inc.                                    Massachusetts
       Marion Foods, Inc.                                   New York
       Seneca Foods International, Ltd.                     New York

                                                                   Exhibit 23(a)



INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

We consent to the use in this Registration Statement of Seneca Foods Corporation on Form S-1 of our report dated May 22, 1998 (June 16, 1998 as to Note 4), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the consolidated financial statements referred to in our aforementioned report also include the consolidated financial statement schedule of Seneca Foods Corporation, appearing on page F-16. This consolidated financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ Deloitte & Touche

Deloitte & Touche LLP
Rochester, New York
July 8, 1998